Exhibit 10.1(a)


THIS  AGREEMENT AND THE SHARES OF STOCK  ISSUABLE  PURSUANT  HERETO (1) HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (2) ARE BEING ACQUIRED FOR INVESTMENT PURPOSES ONLY AND (3) MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO NCT GROUP, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, TRANSFER OR ASSIGNMENT MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

                       PREFERRED STOCK PURCHASE AGREEMENT

Stock Purchase Agreement, dated March 16, 2005, between NCT Group, Inc., a Delaware corporation with an office at 20 Ketchum St., Westport, CT 06880 ("Issuer"), and ________________, an individual with a residence at ____________________________________________ ("Purchaser").

Issuer and Purchaser hereby agree as follows:

1. Sale and Purchase. Subject to the terms and conditions of this Agreement, Issuer hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from Issuer, __________ shares of Series I Convertible Preferred Stock, par value $.10 per share ("Series I Preferred Stock"), of Issuer (the "Preferred Shares"). The purchase price shall be $_______ per Preferred Share for an aggregate purchase price of $_________ (the
     "Purchase Price"). The consummation of this sale and purchase (the "Closing") shall occur no later than seven days after the adoption by the Board of Directors of Issuer of a Certificate of Designation designating the rights and preferences of the Series I Preferred Stock substantially in the form attached as Exhibit -------- A hereto (the "Certificate of Designation") and implementation of the Certificate of Designation via acceptance thereof by the Secretary of State of the State of Delaware.

2. Payment of Purchase Price. As payment of the Purchase Price, Purchaser hereby discharges and releases Issuer and its officers, directors, employees, agents, affiliates and successors-in-interest from the obligation to pay Purchaser $_________ in incentive bonus earned by Purchaser as an employee of Issuer, which bonus is as of the date hereof accrued and otherwise payable in cash to Purchaser. Such amount, when reduced for income withholdings by Issuer or its affiliate(s), is equal in amount to the Purchase Price.

3. Purchaser Representations. Purchaser hereby represents to Issuer that Purchaser (a) has not assigned or transferred the incentive bonus right described in Section 2 above, or any portion thereof or interest therein, to any third party; (b) understands that the investment in the Preferred Shares is a speculative investment; (c) is aware of the business affairs and financial condition of Issuer and has acquired sufficient information about Issuer to reach an informed and knowledgeable decision to acquire the Preferred Shares; (d) is purchasing the Preferred Shares for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws; (e) understands that neither the Preferred Shares nor any shares of the Issuer's common stock issued or issuable upon conversion of the Preferred Shares (the "Conversion Shares") have been, nor will be, registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein; (f) acknowledges that the Preferred Shares and any Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws or unless exemptions from such registration and qualification
     requirements  are  available;   (g)  acknowledges   that  each  certificate
     representing the Preferred Shares and any Conversion Shares will be endorsed with a legend setting forth the restrictions on transfer of the Preferred Shares and any Conversion Shares; (h) has had, or has had the opportunity to have, this Agreement reviewed prior to execution by Purchaser's legal counsel and Purchaser's financial or other advisors; (i) is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Preferred Shares; and (j) is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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4.   Issuer Representations. Issuer hereby represents to Purchaser that (a) upon issuance, the Preferred Shares and any Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable; and (b) the Audit Committee of the Board of Directors of Issuer has approved this Agreement and the transactions contemplated hereby, pursuant to Issuer's Related Party Transactions Policy.

5. Restrictive Legend. Each certificate for Preferred Shares and any Conversion Shares that have not been registered and that have not been sold pursuant to an exemption that permits removal of a restrictive legend, shall bear a legend substantially in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE (1) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (2) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND (3) MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO NCT GROUP, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, TRANSFER OR ASSIGNMENT MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

6. Closing. At or prior to the Closing, Issuer shall deliver to Purchaser (a) evidence reasonably acceptable to Purchaser of the adoption by Issuer's Board of Directors, and the implementation by the Secretary of State of the State of Delaware, of the Certificate of Designation; and (b) one or more stock certificates for the Preferred Shares.

7. Miscellaneous. Notices under this Agreement shall be given in writing to the party at the address indicated in the introductory paragraph of this Agreement. This Agreement (a) represents the entire agreement between the parties with respect to the subject matter hereof; (b) may not be amended except by written instrument executed by both parties; (c) shall be governed by Connecticut law as it applies to agreements entered into and wholly to be performed in such State, other than matters relating to corporate law, which shall be governed by Delaware law; (d) may be executed in counterparts; and (e) may be delivered by fax.

IN WITNESS WHEREOF, Issuer and Purchaser have duly executed this Preferred Stock Purchase Agreement as of the date first referenced above.


NCT GROUP, INC.



By:
     -----------------------------------      ----------------------------------
       Mark Melnick                           [Purchaser]
       Senior Vice President, General
       Counsel and Secretary

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